Exhibit 99.5

FOR IMMEDIATE RELEASE
CONTACT: Investor Relations
(713) 726-5376
IR@flotekind.com

FLOTEK ANNOUNCES CLOSING OF INTERNATIONAL POLYMERICS, INC. ACQUISITION

HOUSTON – July 29, 2016 /PR NEWSWIRE/ — Flotek Industries, Inc. announced today the closing of the acquisition of International Polymerics, Inc. (“IPI”), and affiliates.

Flotek paid approximately $7.9 million in cash and issued approximately 248,000 shares of common stock as consideration for the acquisition.

Founded in 2004, IPI is based in Dalton, Georgia with a distribution center in Monahans, Texas and is one of the largest domestic suppliers of natural polymers, including guar, to the oil and gas industry. IPI was founded by Donald Bramblett, a leading expert of natural polymers and the development of guar applications in the energy and textile trades. IPI’s proprietary guar processing systems have provided high-quality guar powder and slurry to oil and gas clients for nearly a decade in nearly every producing basin in the United States.

“We welcome Donald and his team to the Flotek family and look forward to a long a mutually rewarding relationship as IPI becomes an important part of Flotek’s specialty chemistry portfolio,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer. “We believe this combination should immediately lead to substantial new opportunities for Flotek’s energy chemistry segment.”

“We are delighted for International Polymerics, Inc. to join the Flotek family and look forward to working with Flotek to become an important part of their efforts to enable and protect our clients’ reservoirs,” said Donald Bramblett, President of IPI. “We talked to a number of potential partners during our process but Flotek was always our top choice. They not only cared about our business but also cared about our people and acknowledged the need to preserve our culture. We believe the combination of Flotek’s suite of customized, precision chemistries with our core polymers and fluid delivery systems stand to become the standard in oil and gas completion fluid systems. We are ready to get to work as we prepare for the next acceleration in the oilfield.”

Donald Bramblett will remain the President of IPI and will report to Josh Snively, Executive Vice President of Flotek who oversees the Company’s chemistry manufacturing efforts.

The transaction officially closed on July 27.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major

Flotek Industries, Inc.	Media Release FOR IMMEDIATE RELEASE	July 29, 2016

and independent companies in the domestic and international oilfield service industry. The Company also serves commercial and industrial markets with a portfolio of diverse chemistry technologies. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.